                                                                    Exhibit 23.4



                             [DAVENPORT LETTERHEAD]



                               September 20, 2001



Troutman  Sanders Mays & Valentine LLP
1111 East Main Street
P.O. Box 1122
Richmond, Virginia 23218-1122

Gentlemen:

         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Salem Community Bankshares, Inc., included as Appendix C to the joint proxy statement/prospectus that is a part of this registration statement, and to the references to such letter and to our firm in such joint proxy statement/prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          DAVENPORT & COMPANY LLC


                                          BY:/s/ Robert F. Mizell
                                             -----------------------------
                                             Robert F. Mizell, CFA
                                             Senior Vice President